UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 8, 2010

Cigma Metals Corporation
(Exact name of registrant as specified in its charter)

Florida	0-27355	98-0203244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18, 80 Furmanova Str, Almaty, Republic of Kazakhstan
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including the area code:	+34 609 00 14 24

Baarerstrasse 10, 1st Floor, Zug, Switzerland	6300
(Former name or former address, if changed from last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CIGMA METALS COPROPATION

SECTION 2 – FINANCIAL INFORMATION

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Cigma Metals Corporation announced that it has entered into an Equity Purchase Agreement between Cigma, a Florida corporation and Copperbelt AG, a Swiss corporation, for the sale of Cigma’s 100% interest in it’s Kazakhstan subsidiary to Copperbelt AG.

Under the terms of the Equity Purchase Agreement, Cigma has agreed to sell One Hundred Percent (100%) of its partnership interest in it’s Kazakhstan subsidiary to Copperbelt AG for One Million Five Hundred Thousand dollars ($1,500,000) dollars. The purchase price will be paid at the time of closing. The transaction is subject to the approval of Cigma’s shareholders and is expect to close not later than the earlier of (i) 25 days following Cigma’s mailing of its information statement to its shareholders to approve the Equity Purchase Agreement and the transactions contemplated thereby, or (ii) February 25, 2010.

Item 9.01                     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:
None

(b)	Pro forma financial information:
None

(c)	Shell company transactions:
None

(d)	Exhibits:

99.1	Cigma Metals Corporation news release dated January 8, 2010 and disseminated through the facilities of recognized newswire services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGMA METALS CORPORATION

Date: January 8, 2010	by:	/s/ Agustin Gomez de Segura
Agustin Gomez de Segura
President, CEO and Director

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EXHIBIT INDEX

Exhibit No.                   Description of Exhibit

99.1	Cigma Metals Corporation news release dated January 8, 2010 and disseminated through the facilities of recognized newswire services

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